Exhibit No. 99.1

Contacts:	Jack Lief	Susan Neath
	President and CEO	Media & Investor Relations
	Arena Pharmaceuticals	Atkins + Associates
	(858) 453-7200, extension 223	(858) 527-3486

www.arenapharm.com		Press Release

Arena Pharmaceuticals Announces Third Quarter 2004 Financial Results

San Diego, CA, October 20, 2004 - Arena Pharmaceuticals, Inc. (NASDAQ: ARNA) today reported financial results for the third quarter and nine months ended September 30, 2004.

Total revenues in the third quarter of 2004 were $4.4 million, compared to $2.9 million in the third quarter of 2003. Total revenues for the nine months ended September 30, 2004 were $11.6 million, compared to $11.2 million for the nine months ended September 30, 2003. Arena reported a net loss allocable to common stockholders for the third quarter and the first nine months of 2004 of $13.6 million, or $0.54 per share, and $43.1 million, or $1.70 per share, respectively. This compares with a net loss allocable to common stockholders for the third quarter and the first nine months of 2003 of $11.9 million, or $0.43 per share, and $32.4 million, or $1.17 per share, respectively.

Research and development expenses totaled $13.9 million in the third quarter of 2004, compared to $12.6 million in the third quarter of 2003. Research and development expenses totaled $42.1 million in the first nine months of 2004, compared to $37.8 million in the first nine months of 2003. The increase in 2004 research and development expenses as compared to 2003 is primarily attributable to the Phase 1a and 1b clinical trials for our lead obesity compound, APD356, as well as moving our preclinical pipeline forward for a number of additional compounds. General and administrative expenses totaled $2.6 million in the third quarter of 2004, compared to $2.1 million in the third quarter of 2003. General and administrative expenses totaled $7.6 million in the first nine months of 2004, compared to $6.0 million in the first nine months of 2003.

Cash, cash equivalents and short-term investments totaled $118.6 million at September 30, 2004.

“We made significant progress in each of our three lead programs in the third quarter, continued to advance our earlier stage programs in each of our four areas of therapeutic focus, and achieved an important milestone in our Merck collaboration,” stated Jack Lief, President and CEO of Arena. “We also strengthened our board by adding two seasoned biotechnology chief executive officers, Drs. Harry Hixson and Tina Nova. For the remainder of the year, we look forward to delivering on a number of additional milestones in our three lead programs for obesity, insomnia and diabetes, and to meeting other key objectives that will allow us to execute on our goals in 2005.”

Arena’s Third Quarter Highlights:

•                  Achieved a $3 million research milestone in the Merck cardiovascular collaboration

•                  Started dosing healthy overweight participants in a Phase 1b multiple-dose, 14-day safety study of its lead obesity compound, APD356, in expectation of the initiation of a 28-day Phase 2a study in the fourth quarter of 2004

•                  Successfully completed IND-enabling toxicity studies for its insomnia compound, APD125, in anticipation of the start of a Phase 1 study in the fourth quarter of 2004

•                  Initiated 10-day animal toxicity studies of its two lead 19AJ diabetes compounds (a Phase 1 study of one of these compounds is anticipated to begin in the second half of 2005)

•                  Appointed Drs. Hixson and Nova to the board of directors

Arena will be hosting both a conference call and webcast to discuss third quarter 2004 financial results and guidance and to provide a corporate update on Wednesday, October 20, 2004, at 5:00 PM Eastern Time (2:00 PM Pacific Time). Jack Lief, President and CEO and Robert Hoffman, Vice President, Finance and Chief Accounting Officer will be present on the conference call.

The conference call can be accessed by dialing (888) 273-9887 for domestic callers and (612) 332-0634 for international callers. Please specify to the operator that you would like to join the “Arena Pharmaceuticals Third Quarter Earnings Conference Call.” Additionally, the conference call will be webcast live on Arena’s website at http://www.arenapharm.com, under the investor relations section, and will be archived there for 30 days following the call. Please connect to Arena’s website several minutes prior to the start of the conference call to ensure adequate time for any software download that may be necessary.

About Arena Pharmaceuticals

Arena is a biopharmaceutical company focusing on the discovery, development and commercialization of drugs in four major therapeutic areas: metabolic, cardiovascular, inflammatory and central nervous system diseases. Arena is developing a broad pipeline of compounds that act on an important class of drug targets called G protein-coupled receptors, or GPCRs, and that are being developed using Arena’s proprietary technologies, including CART™ (Constitutively Activated Receptor Technology) and Melanophore. Arena also has research collaborations with Merck, Fujisawa, Taisho and TaiGen for products in a number of different indications. For additional information about Arena, visit their website at http://www.arenapharm.com.

Arena Pharmaceuticals® and Arena® are registered service marks of the company. CART™ is an unregistered service mark of the company.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about when and whether Arena expects to continue developing its pipeline of compounds, including APD356, APD125 and 19AJ, and Arena’s strategy, technologies, preclinical and clinical programs, ability to identify and develop drugs, future achievements, goals and expectations, as well as other statements that are not historical facts, including statements that are preceded by the word “will,” “plan,” “hope” or similar words. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the timing, success and cost of Arena’s research, out-licensing endeavors and clinical studies, Arena’s ability to obtain additional financing from collaborators or investors, and the timing and receipt of payments and fees, if any, from Arena’s collaborators. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s SEC reports, including Arena’s most recent quarterly report on Form 10-Q. These forward-looking statements represent Arena’s judgment as of the date of this release. Arena disclaims any intent or obligation to update these forward-looking statements.

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenues
Total revenues	$4,383,332	$2,868,675	$11,565,000	$11,217,885

Expenses
Research and development	13,874,772	12,565,001	42,055,010	37,762,310
General and administrative	2,639,117	2,059,818	7,610,225	6,026,989
Amortization of non-cash deferred compensation	283,079	692,141	1,167,378	2,554,791
Amortization of acquired technology	405,305	405,305	1,215,915	1,215,915
Total expenses	17,202,273	15,722,265	52,048,528	47,560,005
Interest and other income, net	19,561	977,955	(143,808)	3,892,735
Net loss	(12,799,380)	(11,875,635)	(40,627,336)	(32,449,385)
Dividends on redeemable convertible preferred stock	(362,104)	—	(1,071,612)	—
Accretion of discount related to redeemable convertible preferred stock	(462,970)	—	(1,388,912)	—
Net loss allocable to common stockholders	$(13,624,454)	$(11,875,635)	$(43,087,860)	$(32,449,385)

Net loss per share, basic and diluted	$(0.54)	$(0.43)	$(1.70)	$(1.17)

Shares used in calculating net loss per share, basic and diluted	25,362,644	27,764,676	25,313,716	27,725,907

Condensed Consolidated Balance Sheet Data

		September 30, 2004	December 31, 2003
		(unaudited)	(Note)
Assets
Cash, cash equivalents and short-term investments		$118,579,684	$154,016,883
Other current assets		4,649,495	4,758,673
Land, property and equipment, net		53,632,788	55,729,472
Acquired technology, investments and other assets		13,602,297	15,393,081
Total assets		$190,464,264	$229,898,109
Liabilities and Stockholders’ Equity
Liabilities		$21,204,477	$20,973,873
Redeemable convertible preferred stock		28,263,485	25,776,104
Stockholders’ equity		140,996,302	183,148,132
Total liabilities and stockholders’ equity		$190,464,264	$229,898,109

Note: The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.

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